SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a)
of the Securities Exchange Act of 1934
(Amendment No.                 )

Filed by the Registrant ☒
Filed by a Party other than the Registrant ☐

Check the appropriate box:
☐ Preliminary Proxy Statement	☐ Confidential, for Use of the
☒ Definitive Proxy Statement ☐ Definitive Additional Materials ☐ Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12	Commission Only (as permitted by Rule 14a-6(e)(2))

SALIX PHARMACEUTICALS, LTD.

(Name of Registrant as Specified in its Charter)

SALIX PHARMACEUTICALS, LTD.

(Name of Person (s) Filing Proxy Statement)
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☒	No fee required.

☐	$125 per Exchange Act Rules 0-11(c)(1)(ii), 14a-6(i)(1) or Item 22(a)(2) of Schedule 14A.

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

(1)	Title of each class of securities to which transaction applies:

(2)	Aggregate number of securities to which transaction applies:

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(4)	Proposed maximum aggregate value of transaction:

(5)	Total fee paid:

☐	Fee paid previously with preliminary materials:

☐
Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

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NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD JUNE 12, 2002

To The Stockholders:

NOTICE IS HEREBY GIVEN that the annual meeting of stockholders of Salix Pharmaceuticals, Ltd., will be held on Wednesday, June 12, 2002 at 10:00 a.m., local time, at the principal executive offices of Salix, located at 8540 Colonnade Center Drive, Suite 501, Raleigh, North Carolina for the following purposes:

1.	To elect five directors to serve until the next annual meeting of stockholders and until their successors are duly elected and qualified;

2.	To approve the amendment of our Certificate of Incorporation to increase the number of shares of common stock authorized for issuance thereunder from 40,000,000 to 80,000,000;

3.	To approve the amendment of our 1996 Stock Option Plan to increase the number of shares of common stock reserved for issuance thereunder, from 4,500,000 to 5,500,000;

4.	To ratify the appointment of Ernst & Young LLP as our independent auditors for the fiscal year ending December 31, 2002; and

5.	To transact such other business as may properly come before the meeting or any adjournment thereof.

The foregoing items of business are more fully described in the proxy statement accompanying this Notice. Only stockholders of record at the close of business on April 24, 2002 are entitled to notice of and to vote at the meeting.

All stockholders are cordially invited to attend the meeting in person. To assure your representation at the meeting, however, you are urged to mark, sign, date and return the enclosed proxy as promptly as possible in the postage-prepaid envelope enclosed for that purpose. You may revoke your proxy in the manner described in the accompanying proxy statement at any time before it has been voted at the annual meeting. Any stockholder attending the meeting may vote in person even if he or she has returned a proxy.

Fo	r the Board of Directors,
SA	LIX PHARMACEUTICALS, LTD.

Ste	phen D. Celestini,
Corporate Secretary
Raleigh, North Carolina
April 30, 2002

YOUR VOTE IS IMPORTANT.

IN ORDER TO ASSURE YOUR REPRESENTATION AT THE MEETING, YOU ARE REQUESTED TO COMPLETE, SIGN AND DATE THE ENCLOSED PROXY AS PROMPTLY AS POSSIBLE AND RETURN IT IN THE ENCLOSED ENVELOPE.

SALIX PHARMACEUTICALS, LTD.

PROXY STATEMENT

2002 ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD JUNE 12, 2002

INFORMATION CONCERNING SOLICITATION AND VOTING

General

The enclosed proxy is solicited on behalf of the Board of Directors of Salix Pharmaceuticals, Ltd. for use at the annual meeting of stockholders to be held Wednesday, June 12, 2002 at 10:00 a.m., local time, or at any adjournment or postponement thereof, for the purposes set forth herein and in the accompanying Notice of Annual Meeting of Stockholders. The meeting will be held at the principal executive offices of Salix, located at 8540 Colonnade Center Drive, Suite 501, Raleigh, North Carolina 27615. Our telephone number at that location is (919) 862-1000.

These proxy solicitation materials and the Annual Report to Stockholders for the year ended December 31, 2001, including financial statements, were first mailed on or about April 30, 2002 to all stockholders entitled to vote at the meeting. All references to dollars are to United States dollars, unless specifically noted otherwise.

The purposes of the meeting are:

(1) to elect five directors to serve until the next annual meeting of stockholders and until their successors are duly elected and qualified;

(2) to approve the amendment of our Certificate of Incorporation to increase the number of shares of common stock authorized for issuance thereunder from 40,000,000 to 80,000,000;

(3) to approve the amendment of our 1996 Stock Option Plan to increase the number of shares of common stock reserved for issuance thereunder from 4,500,000 to 5,500,000;

(4) to ratify the appointment of Ernst & Young LLP as our independent auditors for the fiscal year ending December 31, 2002; and

(5) to transact such other business as may properly come before the meeting or any adjournment thereof. When proxies are properly dated, executed and returned, the common stock they represent will be voted for the election of the nominees for directors set forth herein at the meeting in accordance with the instructions of the stockholder. If no specific instructions are given, the shares will be voted for the election of the nominees for directors set forth herein, for the amendment of the Certificate of Incorporation, for the amendment of the 1996 Stock Option Plan, for the ratification of the appointment of Ernst & Young LLP as independent auditors as set forth herein, and, at the discretion of the proxy holders, upon such other business as properly comes before the meeting or any adjournment or postponement thereof.

Record Date and Shares Outstanding

Stockholders of record at the close of business on April 24, 2002 are entitled to notice of and to vote at the meeting. At the record date, 21,324,796 shares of our common stock were issued and outstanding.

Revocability of Proxies

Any proxy given pursuant to this solicitation may be revoked by the person giving it at any time before it is voted. Proxies may be revoked by:

•	filing with the Corporate Secretary of Salix at or before the taking of the vote at the meeting a written notice of revocation bearing a later date than the proxy;

•	duly executing a later dated proxy relating to the same shares and delivering it to the Secretary of Salix at or before the taking of the vote at the meeting; or

•	attending the meeting and voting in person (although attendance at the meeting will not in and of itself constitute a revocation of a proxy).

Any written notice of revocation or subsequent proxy should be delivered to Salix Pharmaceuticals, Ltd. at 8540 Colonnade Center Drive, Suite 501, Raleigh, North Carolina 27615, Attention: Corporate Secretary, or hand-delivered to the Corporate Secretary at or before the taking of the vote at the meeting.

Voting

Each holder of common stock is entitled to one vote for each share held as of the record date with respect to all matters that may be considered at the meeting. Stockholders’ votes will be tabulated by persons appointed by the Board of Directors to act as inspectors of election for the meeting. Abstentions are considered shares present and entitled to vote and, therefore, have the same legal effect as a vote against a matter presented at the meeting. Any shares held in street name for which the broker or nominee receives no instructions from the beneficial owner, and as to which such broker or nominee does not have discretionary voting authority under applicable rules, will be considered as shares not entitled to vote and will therefore not be considered in the tabulation of the votes but will be considered for purposes of determining the presence of a quorum.

Solicitation of Proxies

The expense of soliciting proxies in the enclosed form will be borne by Salix. In addition, we might reimburse banks, brokerage firms, and other custodians, nominees and fiduciaries representing beneficial owners of our common stock for their expenses in forwarding soliciting materials to those beneficial owners. Proxies may also be solicited by our directors, officers or employees, personally or by telephone, telegram, facsimile or other means of communication. No additional compensation will be paid for doing so.

Deadline for Receipt of Stockholder Proposals for 2003 Annual Meeting

Stockholders are entitled to present proposals for action at our next meeting if they comply with the requirements of the proxy rules promulgated by the U.S. Securities and Exchange Commission. Proposals of stockholders that are intended to be presented at the 2003 annual meeting of stockholders must be received by us no later than December 31, 2002 in order that they may be considered for inclusion in the proxy statement and form of proxy relating to that meeting.

The attached proxy card grants the proxy holders discretionary authority to vote on any matter properly raised at the meeting. If a stockholder intends to submit a proposal at the 2003 Annual Meeting which is not eligible for inclusion in the proxy statement and form of proxy relating to that meeting, the stockholder must do so no later than March 15, 2003. If such stockholder fails to comply with the foregoing notice provision, the proxy holders will be allowed to use their discretionary voting authority when the proposal is raised at the 2003 Annual Meeting.

PROPOSAL ONE

ELECTION OF DIRECTORS

Nominees

A board of five directors is to be elected at the meeting. Unless a proxy is marked as to withhold authority so to vote, the proxy holders will vote the proxies received by them for the five nominees named below, all of whom are currently directors. In the event that any nominee is unable or declines to serve as a director at the time of the meeting, the proxies will be voted for any nominee designated by the Board of Directors to fill the vacancy. We do not expect that any nominee will be unable or will decline to serve as a director. In the event that additional persons are nominated for election as directors, the proxy holders intend to vote all proxies received by them in such a manner as will assure the election of as many of the nominees listed below as possible, and, in such event, the specific nominees to be voted for will be determined by the proxy holders. The term of office of each person elected as a director will continue until the next annual meeting of stockholders or until a successor has been elected and qualified.

The Board of Directors unanimously recommends voting “FOR” the five nominees listed below.

The name of and certain information regarding each nominee is set forth below, which information is based on data furnished to us by the nominees. There are no family relationships among directors, director nominees or executive officers of Salix.

Name Director Since	Age (1)	Position(s) With Salix
Randy W. Hamilton December 1993	47	Chairman of the Board of Directors

Robert P. Ruscher November 1999	41	President, Chief Executive Officer and Director

John F. Chappell (2) December 1993	65	Director

Thomas D’Alonzo (2) June 2000	58	Director

Richard A. Franco, R.Ph. (2) June 2000	60	Director

(1)	As of March 1, 2002.
(2)	Member of Audit Committee and Compensation Committee.

Randy W. Hamilton is a co-founder of Salix and has been its Chairman of the Board since inception. From inception through November 1999 he was also President and Chief Executive Officer. In 1998 Mr. Hamilton was named “Man of the Year” by the Crohn’s and Colitis Foundation of America, Bay Area chapter. Prior to founding Salix, Mr. Hamilton was Business Development Manager for California Biotechnology, Inc., now Scios, Inc., responsible for licensing products to the Japanese pharmaceutical industry and for the commercial aspects of several of the company’s development projects, including human lung surfactant, nasal drug delivery systems, genetic marker diagnosis, and growth factors. Before joining California Biotechnology, Inc., Mr. Hamilton was Director of Strategic Planning and Business Development for SmithKline Diagnostics, then a division of SmithKline Beckman, where he also held positions in market research and marketing information services. Mr. Hamilton received his B.A. in Sociology from California State University, Long Beach.

Robert P. Ruscher joined Salix in April 1995 and has served as the President and Chief Executive Officer and as a member of the Board of Directors since November 1999. Prior to assuming his current position, Mr. Ruscher held various positions of increasing responsibilities within Salix, including Executive Vice President, Vice President of Business Development, Chief Financial Officer and Corporate Secretary. Before joining Salix, Mr. Ruscher worked with emerging growth pharmaceutical companies in licensing, corporate partnering, financing and general corporate matters with Wyrick Robbins Yates & Ponton LLP from May 1994 to April 1995; with Venture Law Group, which he co-founded, from March 1993 to April 1994; and with Wilson Sonsini Goodrich & Rosati from June 1988 to February 1993. From July 1983 to July 1986, Mr. Ruscher was a Senior Accountant with Price Waterhouse in San Francisco, California, working with emerging growth technology companies. Mr. Ruscher is a Certified Public Accountant and received his J.D. with distinction from the Stanford University School of Law and his B.S. in Commerce (Business Administration) with distinction from the University of Virginia.

John F. Chappell has served as a member of the Board of Directors of Salix since December 1993 and as a member of its Audit and Compensation Committees since December 1994. From 1990 to 2000, he served as founder and Chairman of Plexus Ventures, which specializes in business development and strategic transactions for clients in the biotechnology, pharmaceutical and drug delivery industries.Prior to founding Plexus Ventures, Mr. Chappell served as Chairman, Worldwide Pharmaceuticals for SmithKline Beecham plc (now GlaxoSmithKline plc), where he was responsible for the multi-billion dollar ethical pharmaceutical business with 30,000 employees worldwide. During his 28 years at SmithKline Beecham, Mr. Chappell also headed the International Consumer Products (OTC) operations and the Corporate Development Center. He has served as a Director of SmithKline Beecham, the Pharmaceutical Manufacturers Association, now PhRMA, and the Industrial Biotechnology Association, now BIO. Mr. Chappell is a Director of CIMA Labs, Inc. He holds a Bachelor of Arts degree from Harvard University and attended the Wharton School of the University of Pennsylvania.

Thomas W. D’Alonzo joined the Board of Directors of Salix in May 2000 with over 17 years of pharmaceutical executive experience. From 1996 to 1999, Mr. D’Alonzo served as President and Chief Operating Officer of Pharmaceutical Product Development, Inc. (“PPDI”), a publicly traded research, development and consulting services in life and discovery sciences company with over 3,000 employees worldwide. Before joining PPDI, he served as President and Chief Executive Officer of GENVEC, Inc. (gene therapy biotech) from 1993 to 1996. From 1983 to 1993, Mr. D’Alonzo held positions of increasing responsibility within Glaxo Inc., including President of Glaxo, Inc. Mr. D’Alonzo has served as a Director of Goodmark Foods, PPDI and Amarillo Biosciences, Inc., all publicly traded companies. Mr. D’Alonzo received his B.S. in Business Administration from the University of Delaware, and his law degree from the University of Denver College of Law.

Richard A. Franco joined the Board of Directors of Salix in May 2000 with over 32 years of health care executive and sales and marketing experience. Mr. Franco has served as Chairman and a founder of LipoScience, Inc., a provider of spectroscopic analysis for clinical diagnostics, since November 1997, and was its Chief Executive Officer from November 1997 to September 2001. From April 1996 to October 1997, he was President of the Richards Group, Ltd., a healthcare consulting firm. From April 1994 to April 1996, Mr. Franco served as President and Chief Executive Officer of Trimeris, Inc., a publicly traded biopharmaceutical company. Previously, Mr. Franco served as a corporate officer of Glaxo Inc., first as Vice President and General Manager of Glaxo Dermatology and then as Vice President and General Manager of the Cerenex Division. Mr. Franco’s other positions with Glaxo included Vice President of Commercial Development and Vice President of Marketing. Prior to joining Glaxo, Mr. Franco was with Eli Lilly and Company for 16 years. Mr. Franco is a director of Amarillo Biosciences, Inc. He received his pharmacy degree from St. John’s University and attended Long Island University for his graduate work in pharmaceutical marketing and management.

Required Vote

The five nominees receiving the highest number of affirmative votes of the common stock present or represented and entitled to be voted for them shall be elected as directors. Votes withheld from any director are counted for purposes of determining the presence or absence of a quorum for the transaction of business, but they have no legal effect under Delaware law.

Board Meetings and Committees

The Board of Directors held a total of ten meetings during the fiscal year ended December 31, 2001. No director attended fewer than 75% of the aggregate of all meetings of the Board of Directors, or its committees on which he served, which occurred during fiscal 2001. The Board has an Audit Committee and a Compensation Committee. It does not have a nominating committee or a committee performing the functions of a nominating committee.

The Audit Committee’s purpose is to assist the Board of Directors:

(1) in its oversight of Salix’s accounting and financial reporting principles and policies and internal audit controls and procedures;

(2) in its oversight of Salix’s financial statements and the independent audit thereof;

(3) in selecting (or nominating the outside auditors to be proposed for stockholder approval in any proxy statement), evaluating and, where deemed appropriate, replacing the outside auditors; and

(4) in evaluating the independence of the outside auditors. The Audit Committee held two meetings during fiscal 2001.

The Audit Committee currently consists of John F. Chappell, Thomas W. D’Alonzo and Richard A. Franco.

The Compensation Committee is responsible for determining salaries, incentives and other forms of compensation for executive officers and other employees and administers various incentive compensation and benefit plans. The Compensation Committee held one meeting during fiscal 2001. The Compensation Committee currently consists of John F. Chappell, Thomas W. D’Alonzo and Richard A. Franco.

Compensation Committee Interlocks and Insider Participation

The members of the Compensation Committee during fiscal 2001 were John F. Chappell, Thomas W. D’Alonzo and Richard A. Franco. None of these individuals was at any time during 2001 or at any other time an officer or employee of Salix. Randy W. Hamilton, our President and Chief Executive Officer until November 1999, and Robert P. Ruscher, our President and Chief Executive Officer since November 1999, participate in discussions and decisions regarding salaries and incentive compensation for all executive officers of Salix, except that each was and is excluded from discussions regarding his own salary and incentive stock compensation. No interlocking relationship exists between any member of our Compensation Committee and any member of any other company’s board of directors or compensation committee.

Compensation of Directors

We reimburse each member of our Board of Directors for out-of-pocket expenses incurred in connection with attending Board meetings. Non-employee directors receive a one-time grant of an option to purchase 15,000 shares at the fair market value as of the date of grant, vesting ratably over 36 months. We also pay our non-employee directors a $12,000 annual retainer, and $1000 per Board meeting attended in person. Non-employee committee chairs receive $750, and members $250, per committee meeting attended in person.

PROPOSAL TWO

APPROVAL OF AMENDMENT TO CERTIFICATE OF INCORPORATION TO INCREASE THE NUMBER OF AUTHORIZED SHARES OF COMMON STOCK

The Board of Directors has approved, and recommends that the stockholders approve, an amendment to our Certificate of Incorporation to increase the number of shares of authorized common stock by 40,000,000 shares, increasing the total number of authorized shares of common stock from 40,000,000 shares to 80,000,000 shares.

In March 2002, we issued 4,600,000 shares of common stock in a public offering. After that offering, and assuming all of our currently outstanding options and warrants were converted into or exercised for common stock, we would have approximately 23,689,344 shares of common stock outstanding. Assuming approval of the proposed increase in the number of shares issuable under our stock option plan (see Proposal Three), we also have 3,147,386 shares reserved for future grants thereunder. Therefore we have only approximately 13,163,270 shares of common stock authorized for future issuance. Management believes that more authorized shares will likely be needed to meet future contingencies and that the increased number of authorized shares of common stock will provide us and our stockholders several potential long-term advantages. We could pursue acquisitions or enter into other transactions involving the issuance of stock that provide the potential for growth and profit. We could also raise cash through additional sales of stock privately or publicly.

The unreserved and unissued shares of our common stock might be issued from time to time as our Board of Directors determines to be in the best interests of our company and our stockholders and, except as otherwise required by applicable law, without further authority from our stockholders. We have no present plans to issue additional shares of common stock.

The proposed amendment to increase the number of authorized shares of common stock is not intended to inhibit a change in control. The availability of additional shares of common stock for issuance could discourage, or make more difficult, efforts to take control of our company. For example, the issuance of shares in a public or private sale, merger, or similar transaction would increase the number of outstanding shares, thereby possibly diluting the interest of a third party attempting to obtain control of our company. We are not aware of any pending or threatened efforts to acquire control of our company.

Vote Required

The affirmative vote of the holders of at least at majority of all outstanding shares of our common stock entitled to vote thereon is required to approve this amendment to our Certificate of Incorporation.

In accordance with Delaware law, abstentions and broker non-votes will be counted for purposes of determining whether a quorum is present at the meeting. Because we need an absolute majority to approve this proposal, abstentions and broker non-votes will have the same effect as negative votes.

The Board of Directors has unanimously approved the proposed amendment to our Certificate of Incorporation to increase the number of authorized shares of common stock, and unanimously recommends a vote “FOR” Proposal Two.

PROPOSAL THREE

AMENDMENT OF THE 1996 STOCK OPTION PLAN

Our 1996 Stock Option Plan, a summary of the terms of which is provided below, was adopted and approved by the Board of Directors and stockholders in 1996, and has been amended from time to time with the approval of our stockholders. A total of 5,500,000 shares of common stock have been reserved for issuance under the 1996 Plan, 1,000,000 of which are subject to stockholder approval at the meeting. As of March 31, 2002, options for 2,352,614 shares were outstanding under the 1996 Plan at a weighted average exercise price of $8.90 per share.

The 1996 Plan authorizes our Board of Directors to grant stock options to eligible employees, directors and consultants of Salix and is structured to allow the Board of Directors broad discretion in creating equity incentives. We believe that stock option grants made under the 1996 Plan are an important incentive for our key employees. Option grants are a significant part of our ability to attract, retain and motivate people whose skills and performance are critical to our success. Salix has a standing practice of linking key employee compensation to corporate performance because we believe that this increases employee motivation to improve stockholder value. We have, therefore, consistently included equity incentives as a significant component of compensation for a broad range of our employees.

As of the record date, we had approximately 110 employees and expect that number to increase as we continue to market our products, seek regulatory approval for products as needed and especially if we successfully in-license additional products. The Board of Directors believes that the remaining shares of common stock available for grant under the 1996 Plan are insufficient to accomplish the purposes of the 1996 Plan as described above. In order to retain the services of our valuable employees as we mature and our employee base grows larger, it might be necessary to grant additional options to current employees as older options become fully vested.

Vote Required

Approval of the amendment to the 1996 Stock Option Plan requires the affirmative vote of the holders of at least a majority of the outstanding shares of our common stock present or represented at the meeting.

In accordance with Delaware law, abstentions will be counted for purposes of determining both whether a quorum is present at the meeting and the total number of shares represented and voting on this proposal. While broker non-votes will be counted for purposes of determining the presence or absence of a quorum, broker non-votes will not be counted for purposes of determining the number of shares represented and voting with respect to the particular proposal on which the broker has expressly not voted and, accordingly, will not affect the approval of this proposal.

The Board Of Directors unanimously recommends that the stockholders vote “For” the amendment of the 1996 Stock Option Plan.

Summary of 1996 Plan

The essential terms of the 1996 Plan are summarized as follows:

Purpose

The purposes of the 1996 Plan are to attract and retain the best available personnel for positions of substantial responsibility, to provide additional incentive to our employees, directors and consultants and to promote the success of our business.

Administration

The 1996 Plan provides for administration by our Board of Directors or by a committee of the Board, and is currently administered by our Compensation Committee. The Board or the committee appointed to administer the 1996 Plan are referred to in this description as the “Administrator.” The Administrator determines the terms of options granted, including the exercise price, number of shares subject to the option and the exercisability thereof. All questions of interpretation are determined by the Administrator and its decisions are final and binding upon all participants. Members of the Board receive no additional compensation for their services in connection with the administration of the 1996 Plan.

Eligibility

The 1996 Plan provides that either incentive or nonstatutory stock options may be granted to our employees (including officers and employee directors) or any of our designated subsidiaries. In addition, the 1996 Plan provides that nonstatutory stock options may be granted to Salix consultants (including directors) or any of our designated subsidiaries. The Administrator selects the optionees and determines the number of shares to be subject to each option. In making such determination, the Administrator takes into account the duties and responsibilities of the optionee, the value of the optionee’s services, the optionee’s present and potential contribution to our success and other relevant factors. The 1996 Plan provides a limit of $100,000 on the aggregate fair market value of shares subject to all incentive options which are exercisable for the first time in any one calendar year.

Terms of Options

Each option is evidenced by a stock option agreement between Salix and the optionee to whom such option is granted and is subject to the following additional terms and conditions:

(1) Exercise of the Option:    The Administrator determines when options granted under the 1996 Plan may be exercised. An option is exercised by giving written notice of exercise to us, specifying the number of shares of common stock to be purchased and tendering payment to us of the purchase price. Payment for shares issued upon exercise of an option may consist of:

•	cash;

•	check;

•	delivery of already-owned shares of the our common stock subject to certain conditions;

•
pursuant to a cashless exercise procedure under which the optionee provides irrevocable instructions to a brokerage firm to sell the purchased shares and to remit to us, out of the sale proceeds, an amount equal to the exercise price plus all applicable withholding taxes;

•	any combination of the foregoing methods of payment, or such other consideration and method of payment to the extent permitted under applicable laws; or

•	any combination of these methods.

Options may be exercised at any time on or following the date the options are first exercisable. An option may not be exercised for a fraction of a share.

(2) Option Price:    The option price of all incentive stock options under the 1996 Plan may not be less than the fair market value of the common stock on the date the option is granted. In the case of a nonstatutory stock option granted to a person who at the time of grant of such option is a named executive of Salix, the per share exercise price shall be no less than 100% of the fair market value. For purposes of the 1996 Plan, fair market value is defined as the closing sale price per share of our common stock on the date of grant as reported on

Nasdaq. In the case of an incentive stock option granted to an optionee who at the time of grant owns stock representing more than 10% of the voting power of all classes of our stock, the option price must be not less than 110% of the fair market value on the date of grant.

(3) Termination of Employment or Consulting Relationship:    The 1996 Plan provides that if the optionee’s employment or consulting relationship with us is terminated for any reason, other than death or disability, the period of time during which an option may be exercised following such termination is 30 days (or such other period of time as the Administrator may determine, not exceeding three months in the case of an incentive stock option, subject to certain conditions, or six months in the case of a nonstatutory stock option). Options may be exercised only to the extent they were exercisable on the date of termination and in no event later than the expiration of the term of the option. To the extent that an option is not exercisable at the date of such termination, or if the option is not exercised within the specified time, the option expires.

(4) Death:    If an optionee dies while an employee or a consultant of Salix (or during such period of time not exceeding three months, as determined by the Administrator following termination of the optionee’s employment or consultancy), options may be exercised at any time within six months (or such shorter time period determined by the Administrator), following the date of death (but not later than the date of expiration of the option), by the optionee’s estate or by a person who acquired the right to exercise the option by bequest or inheritance. Exercise is permitted only to the extent of the right to exercise that would have accrued had the optionee continued living and remained an employee or consultant for three months after the date of death, subject to certain limitations.

(5) Disability:    If an optionee’s employment is terminated due to a disability, options may be exercised at any time within 12 months (or such shorter period determined by the Administrator) from the date of such termination, but only to the extent that the options were exercisable on the date of termination of employment and in no event later than the expiration of the term of such option as set forth in the Notice of Grant. To the extent that an option is not exercisable at the date of such termination, or if the option is not exercised within the specified time, the option expires.

(6) Termination of Options:    The term of each option is fixed by the Administrator and may not exceed ten years from the date of grant in the case of incentive stock options. However, incentive stock options granted to an optionee who, at the time the option is granted, owned more than 10% of the voting power of our stock, may not have a term of more than five years. No option may be exercised by any person after expiration.

(7) Nontransferability of Options:    Unless determined otherwise by the Administrator, an option is nontransferable by the optionee, other than by will or the laws of descent and distribution, and is exercisable only by the optionee during his or her lifetime or, in the event of death, by a person who acquires the right to exercise the option by bequest or inheritance or by reason of the death of the optionee.

Adjustment Upon Changes In Capitalization

In the event any change, such as a stock split or dividend, is made in our capitalization which results in an increase or decrease in the number of outstanding shares of common stock without receipt of consideration by us, an appropriate adjustment shall be made in the option price and in the number of shares subject to each option. In the event of a merger of Salix with or into another corporation, all outstanding options shall become vested and immediately and fully exercisable, and may either be assumed or an equivalent option may be substituted by the surviving entity or the Administrator shall notify optionees that all options shall be fully exercisable for a period of ten days, after which such options shall terminate.

Amendment and Termination

The Board of Directors may amend or terminate the 1996 Plan at any time or from time to time. We shall obtain stockholder approval of any 1996 Plan amendment to the extent necessary and desirable to comply with laws governing the 1996 Plan. However, no action by the Board of Directors or stockholders may alter or impair any option previously granted under the 1996 Plan without the consent of the optionee. In any event, the 1996 Plan will terminate in May 2006.

Tax Information

Options granted under the 1996 Plan may be either “incentive stock options,” as defined in Section 422 of the United States Internal Revenue Code of 1986, as amended, or nonstatutory options. An optionee who is granted an incentive stock option will not recognize taxable income either at the time the option is granted or upon its exercise, although the exercise may subject the optionee to the alternative minimum tax. Upon the sale or exchange of the shares more than two years after grant of the option and one year after exercising the option, any gain or loss will be treated as long-term capital gain or loss. If these holding periods are not satisfied, the optionee will recognize ordinary income at the time of sale or exchange equal to the difference between the exercise price and the lower of (1) the fair market value of the shares at the date of the option exercise or (2) the sale price of the shares. A different rule for measuring ordinary income upon such a premature disposition may apply if the optionee is also an officer, director, or 10% shareholder of Salix. Generally, we will be entitled to a deduction in the same amount as the ordinary income recognized by the optionee. Any gain or loss recognized on such a premature disposition of the shares in excess of the amount treated as ordinary income will be characterized as long-term or short-term capital gain or loss, depending on the holding period.

All other options which do not qualify as incentive stock options are referred to as nonstatutory options. An optionee will not recognize any taxable income at the time he is granted a nonstatutory option. However, upon its exercise, the optionee will recognize ordinary income generally measured as the excess of the then fair market value of the shares purchased over the purchase price. Any taxable income recognized in connection with an option exercise by an optionee who is also an employee of Salix will be subject to tax withholding by us. Upon sale of such shares by the optionee, any difference between the sale price and the optionee’s purchase price, to the extent not recognized as taxable income as described above, will be treated as long-term or short-term capital gain or loss, depending on the holding period. Generally, we will be entitled to a tax deduction in the same amount as the ordinary income recognized by the optionee with respect to shares acquired upon exercise of a nonstatutory option.

This is only a summary of the effect of United States federal income taxation upon the optionee and Salix with respect to the grant and exercise of options under the 1996 Plan, does not purport to be complete, and does not discuss the tax consequences of the optionee’s death or the income tax laws of any municipality, state or foreign country in which an optionee may reside.

PROPOSAL FOUR

RATIFICATION OF APPOINTMENT OF INDEPENDENT AUDITORS

The Board of Directors has selected Ernst & Young LLP, independent accountants, to audit our consolidated financial statements for the fiscal year ending December 31, 2002 and recommends that stockholders vote for ratification of such appointment. Notwithstanding the selection, the Board or Audit Committee, in its discretion, may direct the appointment of new independent auditors at any time during the year, if they believe that such a change would be in our best interests and the best interests of our stockholders. In the event of a negative vote on ratification, the Board of Directors will reconsider, but might not change, its selection.

Ernst & Young LLP has audited our financial statements annually since 1993. Representatives of Ernst & Young LLP are expected to be present at the meeting with the opportunity to make a statement if they desire to do so and are expected to be available to respond to appropriate questions.

The Board of Directors unanimously recommends that stockholders vote “FOR” the ratification of the appointment of Ernst & Young LLP as independent auditors.

SECURITY OWNERSHIP OF MANAGEMENT AND CERTAIN BENEFICIAL OWNERS

The following table sets forth certain information regarding the beneficial ownership of our common stock as of April 24, 2002 for the following:

•	each person or entity known to own beneficially more than 5% of the outstanding common stock;

•	each director;

•	each of the executive officers named in the Summary Compensation table; and

•	all directors and executive officers as a group.

Applicable percentage ownership is based on 21,324,796 shares of common stock outstanding as of April 24, 2002, together with applicable options for each stockholder. Beneficial ownership is determined in accordance with the rules of the United States Securities and Exchange Commission, based on factors including voting and investment power with respect to shares, subject to community property laws, where applicable. Common stock subject to options currently exercisable, or exercisable within 60 days after April 24, 2002, are deemed outstanding for the purpose of computing the percentage ownership of the person holding those options, but are not deemed outstanding for computing the percentage ownership of any other person.

Five Percent Stockholders, Directors And Executive Officers	Shares Beneficially Owned	Percentage Beneficially Owned
Wasatch Advisors, Inc. 150 Social Hall Avenue Suite 400 Salt Lake City, Utah 84111	1,712,776	8.03

John F. Chappell (1)	924,394	4.33

Lorin K. Johnson, Ph.D. (2)	884,360	4.15

Randy W. Hamilton (3)	738,315	3.46

Robert P. Ruscher (4)	629,102	2.95

Carolyn J. Logan (5)	219,300	1.03

Adam C. Derbyshire (6)	62,000	*

Joseph E. Tyler (7)	32,667	*

Richard A. Franco, R.Ph. (1)	25,500	*

Allen W. Mangel, M.D., Ph.D. (8)	18,750	*

R. Scott Sykes, M.D. (8)	18,750	*

Thomas W. D’Alonzo (1)	12,500	*

All executive officers and directors as a group (11 persons)(9)	3,565,638	16.54

*	Less than one percent.

(1)	Includes 7,500 shares issuable upon exercise of options.
(2)
Includes 674,500 shares held by a trust for the benefit of Dr. Johnson and his wife, and 30,860 shares held by a family trust, the beneficiaries of which include Dr. Johnson’s minor grandchildren. Dr. Johnson and his wife are named as co-trustees of both trusts.

(3)	Includes 123,000 shares held by Mr. Hamilton’s spouse, for which Mr. Hamilton disclaims beneficial ownership.
(4)	Includes 16,000 shares issuable upon exercise of options.
(5)	Includes 80,000 shares issuable upon exercise of options.
(6)	Includes 50,000 shares issuable upon exercise of options.
(7)	Includes 29,167 shares issuable upon exercise of options.
(8)	Includes 18,750 shares issuable upon exercise of options.
(9)	Includes the shares described in footnotes (1) - (8).

EXECUTIVE COMPENSATION AND OTHER MATTERS

The following table sets forth information concerning the compensation awarded to, earned by, or paid for services rendered to Salix and its subsidiaries in all capacities during each of the fiscal years in the three-year period ended December 31, 2001, by (1) our Chief Executive Officer and (2) our next four most highly compensated officers during the year ended December 31, 2001. The officers listed on the table set forth below are referred to collectively in this proxy statement as the “Named Executive Officers.”

SUMMARY COMPENSATION TABLE

		Annual Compensation			Long-Term Compensation Awards
Name and Principal Position	Fiscal Year	Salary (US $)	Bonus(1) (US $)	Other (US $)	Stock Options	All Other Compensation (2)
Robert P. Ruscher (3)	2001	$350,000	$80,000	$—	—	$87,327
President and Chief Executive Officer	2000	$310,000	$36,500	$—	—	$2,550
	1999	$194,893	$—	$—	180,000	$2,237

Randy W. Hamilton	2001	$215,000	$17,500	$—	—	$2,150
Executive Chairman of the Board	2000	$215,000	$10,750	$—	—	$1,264
	1999	$215,000	$—	$—	60,000	$1,075

Lorin K. Johnson, Ph.D.	2001	$220,000	$52,500	$—	—	$5,100
Sr. Vice President, Research and	2000	$175,875	$8,794	$—	—	$1,754
Development and Chief Scientific Officer	1999	$175,875	$—	$—	66,000	$1,016

Carolyn J. Logan (4)	2001	$250,000	$70,000	$12,000	—	$36,830
Sr. Vice President, Sales and Marketing	2000	$100,850	$—	$4,500	160,000	$35,656

Adam C. Derbyshire (5)	2001	$185,000	$42,000	$—	—	$5,100
Vice President, Finance and Chief	2000	$83,558	$—	$—	100,000	$50,563
Financial Officer

(1)	Bonuses are reported in the year earned, even if actually paid in a subsequent year. Bonuses earned in 2001 were paid in February 2002.

(2)	Except as otherwise indicated, represents matching contributions under our 401(k) retirement plan.

(3)
Mr. Ruscher became our President and Chief Executive Officer on November 1, 1999. During 2001, Mr. Ruscher received a retroactive salary adjustment for the year 2000 in the amount of $80,000 and is included in his salary for 2000. Additionally, during 2001, we forgave a portion of an outstanding note with Mr. Ruscher. The forgiven principal and accrued interest amounted to $82,227, and is included in All Other Compensation.

(4)
Ms. Logan became our Vice President, Sales and Marketing on June 12, 2000. Pursuant to her employment, Ms. Logan received a $35,000 hiring bonus included in All Other Compensation in 2000. During 2000, Ms. Logan incurred $33,455 of relocation expenses. We reimbursed Ms. Logan for these expenses in 2001 and included the reimbursement in All Other Compensation in 2001. Additionally, Ms. Logan receives an automobile allowance in the amount of $1,000 per month. This amount is reflected in Other Annual Compensation.

(5)
Mr. Derbyshire became our Vice President, Finance and Administration and Chief Financial Officer on June 12, 2000. Pursuant to his employment, Mr. Derbyshire received a $50,000 hiring bonus included in All Other Compensation in 2000.

We did not grant any stock options to our named executive officers for the fiscal year ended December 31, 2001.

AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR
AND FISCAL YEAR-END OPTION VALUES

The following table sets forth information regarding the exercise of stock options by the Named Executive Officers during the fiscal year ended December 31, 2001 and stock options held as of December 31, 2001 by the Named Executive Officers.

	Shares Acquired On Exercise	Value Realized	Number of Securities Underlying Unexercised Options at December 31, 2001		Value of Unexercised In-the-Money Options at December 31, 2001 (1)
Name			Exercisable	Unexercisable	Exercisable	Unexercisable
Ruscher, Robert P.	24,000	$135,360	16,000	—	$244,320	$—
Hamilton, Randy W.	—	$—	—	—	$—	$—
Johnson, Lorin K.	—	$—	—	—	$—	$—
Logan, Carolyn J.	—	$—	63,333	96,667	$1,174,827	$1,793,173
Derbyshire, Adam C.	—	$—	39,583	60,417	$734,265	$1,120,735

(1)	Based on the closing sales price in trading on The Nasdaq National Market on December 31, 2001 of $20.25, minus the exercise price for the applicable options.

Employment Agreements and Change in Control Arrangements

We have entered into employment agreements with Randy W. Hamilton, Robert P. Ruscher, Lorin K. Johnson, Carolyn J. Logan, Adam C. Derbyshire, Allen W. Mangel, R. Scott Sykes and Joseph E. Tyler to employ each officer in his or her then current position. Each agreement provides for a base salary which is in the amount of $215,000 for Mr. Hamilton, $350,000 for Mr. Ruscher, $220,000 for Dr. Johnson, $250,000 for Ms. Logan, $185,000 for Mr. Derbyshire, $222,500 for Dr. Mangel, $207,500 for Dr. Sykes and $195,000 for Mr. Tyler. Each officer may be given a cash bonus within the sole discretion of the Board of Directors. Each agreement prohibits the officer from entering into employment with any direct competitor and from soliciting any employee of Salix to leave Salix while the agreement is in effect and for one year after termination of the agreement. The agreements have no set term. Each agreement will remain in effect until (1) we terminate the officer whether for “reasonable cause” (as defined in the agreement) or not, (2) the officer terminates whether for “good reason” (as defined in the agreement) or not, or (3) the officer’s death or incapacitating disability. In the event of termination by us without “reasonable cause” or by the officer with “good reason”, the officer will be paid for a period of time severance payments consisting of cash in the amount of the officer’s monthly salary. In such event, the officer may also be paid a pro rata portion of his or her bonus, if any, for the year in which termination occurs, as we determine. In addition, we will pay the officer for the same period of time all benefits to which he or she was entitled at the time of termination. The severance payment shall be paid for 24 months for Mr. Ruscher, 18 months for Mr. Hamilton, Dr. Johnson and Ms. Logan, and 12 months for Mr. Derbyshire, Dr. Mangel, Dr. Sykes and Mr. Tyler.

Under our 1994 Stock Plan and the 1996 Stock Option Plan, in the event of a merger or change of control of Salix, under certain circumstances, vesting of options outstanding under the stock plans will automatically accelerate such that outstanding options will become fully exercisable, including with respect to shares for which such shares would be otherwise unvested.

CERTAIN TRANSACTIONS

Our policy regarding the transaction with management is that they should be made on terms no less favorable to us than could have been obtained from unaffiliated third parties. All future transactions, including loans, between us and our officers, directors, principal stockholders and their affiliates will be approved by a majority of the Board of Directors, including a majority of the independent and disinterested outside directors, and will continue to be on terms no less favorable to us than could be obtained from unaffiliated third parties.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Securities Exchange Act requires our officers and directors, and persons who own more than 10% of a registered class of our equity securities, to file reports of ownership on Form 3 and changes in ownership on Form 4 or Form 5 with the Securities and Exchange Commission and the National Association of Securities Dealers, Inc. Such officers, directors and 10% stockholders are also required by SEC rules to furnish us with copies of all such forms that they file. Based solely on its review of the copies of such forms received by Salix, or written representations from reporting persons that no Forms 5 were required for such persons, we believe that during fiscal 2001, our officers, directors and 10% stockholders complied with all applicable Section 16(a) filing requirements.

REPORT OF THE COMPENSATION COMMITTEE OF THE
BOARD OF DIRECTORS ON EXECUTIVE COMPENSATION

Notwithstanding any statement to the contrary in any of our previous or future filings with the SEC, this Report of the Compensation Committee of the Board of Directors shall not be deemed “filed” with the SEC or “soliciting material” under the Exchange Act and shall not be incorporated by reference into any such filings.

Introduction

The Compensation Committee of the Board of Directors was established in December 1994 and is composed only of outside directors. During fiscal 2001, the Compensation Committee consisted of John F. Chappell, Thomas W. D’Alonzo and Richard A. Franco. In general, the Committee is responsible for reviewing and approving the Salix’s compensation practices, including executive salary levels and variable compensation programs. With respect to the compensation of its Chief Executive Officer, the Committee reviews and approves the various elements of the Chief Executive Officer’s compensation. With respect to other executive officers, the Committee reviews the recommendations for such individuals presented by the Chief Executive Officer and the basis therefor.

The Board of Directors administers our 1996 Stock Option Plan and the 1994 Stock Plan.

General Compensation Philosophy

The primary objectives of our executive compensation policies include the following:

•	To attract, motivate and retain a highly qualified executive management team;

•	To link executive compensation to our financial performance as well as to defined individual management objectives established by the Committee;

•	To compensate competitively with the practices of similarly situated specialty pharmaceutical companies; and

•	To create management incentives designed to enhance stockholder value.

We compete in an aggressive and dynamic industry and, as a result, believe that finding, motivating and retaining quality employees, particularly senior managers, sales personnel and technical personnel, are key factors to our future success. The Committee’s compensation philosophy seeks to align the interests of stockholders and management by tying compensation to our performance, either directly in the form of salary or annual bonuses paid in cash or indirectly in the form of appreciation of stock options granted to employees through our equity incentive programs.

Executive Compensation

We have a compensation program which consists of two principal components: cash-based compensation and equity-based compensation. These two principal components are intended to attract, retain, motivate and reward executives who are expected to manage both the short-term and long-term success of our company.

Cash-Based Compensation.    Cash-based compensation consists of salary, or base pay, and, subject to the discretion of the Board of Directors, an annual bonus. The salaries and bonuses of each of the Named Executive Officers, other than the Chief Executive Officer, for the year ended December 31, 2001 were reviewed by the Board of Directors, upon the recommendation of the Chief Executive Officer. In its review, the Board of Directors considers the extent to which Salix achieved its corporate objectives for the year in question, the executive’s position, his or her individual performance, and other factors.

Equity Incentive Programs.    Long-term equity incentives, including stock options granted pursuant to our 1996 Stock Option Plan and 1994 Stock Plan, directly align the economic interests of management and employees with those of its stockholders. Stock options are a particularly strong incentive because they are valuable to employees only if the fair market value of the common stock increases above the exercise price, which is set at the fair market value of the common stock on the date the option is granted. In addition, employees must remain employed for a fixed period of time in order for the options to vest fully. In general, one-eighth of the shares issuable upon exercise of options granted under the 1996 Plan became vested six months after the vesting start date and vest at the rate of 1/48 of the shares for each month thereafter. The Board of Directors or the Committee may grant, and has granted, options with vesting schedules that differ from such general schedule. The number of options granted to each executive, other than the Chief Executive Officer, is determined by the Board of Directors, upon the recommendation of the Chief Executive Officer. In making its determination, the Board of Directors considers the executive’s position, his or her individual performance, the number of options held by the executive, with particular attention to the executive’s unvested option position, and other factors.

Compensation of Chief Executive Officer

In determining the Chief Executive Officer’s compensation, the Committee considers comparative financial and compensation data of selected peer companies. Robert P. Ruscher was elected Salix’s President and Chief Executive Officer on November 1, 1999. For fiscal 2002, Salix has set Mr. Ruscher’s base annual salary at $400,000.

Tax Deductibility of Executive Compensation

Section 162 of the Code limits the federal income tax deductibility of compensation paid to the Chief Executive Officer and to each of the Named Executive Officers. We may deduct such compensation only to the extent that during any fiscal year the compensation paid to such individual does not exceed $1 million or meet certain specified conditions (including stockholder approval). Based on our current compensation plans and policies and proposed regulations interpreting this provision of the Code, we believe that, for the near future, there is little risk that we will lose any significant tax deduction for executive compensation.

Summary

The Compensation Committee intends that its compensation program shall be fair and motivating and shall be successful in attracting and retaining qualified employees and in linking compensation directly to Salix’s success. The Board of Directors and the Compensation Committee intend to review this program on an ongoing basis to evaluate its continued effectiveness.

TH	E COMPENSATION COMMITTEE OF THE
BO	ARD OF DIRECTORS

Joh	n F. Chappell, Chair
Th	omas W. D’Alonzo
Ric	hard A. Franco

SALIX STOCK PRICE PERFORMANCE GRAPH

The following graph compares our cumulative total stockholder return from December 31, 1996 to October 16, 1997 with those of The Toronto Stock Exchange 300 Index and the Canadian Biotech/Pharmaceuticals Index. The graph assumes that U.S. $100 was invested on December 31, 1996 in (1) our common stock, (2) The Toronto Stock Exchange 300 Index and (3) the Canadian Biotech/Pharmaceuticals Index and that all dividends were reinvested.

From May 1996 to October 1997, our common stock traded on The Toronto Stock Exchange exclusively under the symbol “SLX.s” following our initial public offering in Canada in May 1996. In October 1997, we completed a secondary public offering in Canada and an initial public offering in the United States, and the common stock issued in that offering was traded and quoted separately under the symbol “SLX.” On May 28, 1998, all of our common stock began to trade under the symbol “SLX.”

The graph also compares our cumulative total stockholder return from November 20, 2000 (the effective date of our initial listing on the Nasdaq Small Cap Market) with those of the Nasdaq Composite Index and the Nasdaq Biotech Index and that all dividends were reinvested. The graph assumes that U.S. $100 was invested on November 20, 2000 in (1) our common stock, (2) the Nasdaq Composite Index and (3) the Nasdaq Biotech Index. Note that historic stock price performance is not necessarily indicative of future stock price performance.

On November 20, 2000, our common stock began trading on the Nasdaq Small Cap Market under the symbol “SLXP.” On February 26, 2001, our common stock began trading on the Nasdaq National Market and retained our symbol “SLXP.”

The stock price performance graph set forth below under the caption “Performance Graph” shall not be deemed to be incorporated by reference by any general statement incorporating by reference this proxy statement into any filing under the Securities Act or under the Exchange Act, except to the extent that we specifically incorporate this information by reference, and shall not otherwise be deemed “filed with” or “soliciting material” under such Acts.

Comparison of the Sixty Month Cumulative Total Return Among
Salix Pharmaceuticals, Ltd. and Comparative Indices.

	12/31/96	10/16/97	12/31/97	12/31/98	12/31/99	11/20/00	12/31/00	12/31/01
SLX.S	100.00	149.00	120.00	25.00
SLX		100.00	89.29	17.86	10.43
TSE 300	100.00	121.24	114.98	113.16	149.04
Biotech/Pharm Idx	100.00	121.72	95.00	128.02	162.32
SLXP						100.00	111.11	200.00
Nasdaq Comp. Idx						100.00	85.45	67.81
Nasdaq Bio. Idx						100.00	105.44	89.86

No dividends have been declared or paid on our common stock. We intend to retain earnings, if any, to fund our business and do not anticipate paying any cash dividends in the foreseeable future. Stockholder returns over the period indicated should not be considered indicative of future stockholder returns.

AUDIT COMMITTEE REPORT

Our Audit Committee has (1) reviewed and discussed the audited financial statements with management, (2) discussed with Ernst & Young, LLP, our independent accountants, the matters required to be discussed by the Statement on Auditing Standards No. 61, and (3) received the written disclosures and the letter from the independent accountants required by the Independence Standards Board Standard No. 1, and has discussed the accountants’ independence with the independent accountants. Based upon these discussions and reviews, the Audit Committee recommended to the Board that the audited financial statements be included in our Annual Report on Form 10-K for the fiscal year ended December 31, 2001 and filed with the Securities and Exchange Commission.

The Audit Committee is currently composed of the following three directors, all of who are independent directors as defined in Rule 4200(a)(14) of the National Association of Securities Dealers listing standards: John F. Chappell; Thomas W. D’Alonzo; and Richard A. Franco.

Audit Fees

The aggregate fees billed to us by Ernst & Young LLP for the fiscal year 2001 in connection with audit-related services, including accounting consultations and Securities and Exchange Commission registrations and reports, were approximately $75,000.

Financial Information Systems Design and Implementation Fees

We have not engaged Ernst & Young LLP for any design or implementation of financial information systems during the fiscal year ended December 31, 2001.

All Other Fees

The aggregate fees billed to us by Ernst & Young LLP during fiscal year 2001 in connection with non-audit related activities, including tax compliance and consulting services, were approximately $22,000. The total aggregate non-audit fees billed for all other professional services rendered to us by Ernst & Young LLP during fiscal year 2001 were approximately $97,000.

Our Audit Committee has considered whether and determined that the provision of the non-audit services rendered to us during 2001 was compatible with maintaining the independence of Ernst & Young LLP.

Respectfully submitted by the members of the Audit Committee of the Board of Directors.

Th	omas W. D’Alonzo, Chair
Joh	n F. Chappell
Ric	hard A. Franco

OTHER MATTERS

We do not know of any other matters to be submitted at the annual meeting. If any other matters properly come before the annual meeting, it is the intention of the persons named in the enclosed form of proxy to vote the shares they represent as the Board of Directors recommends.

TH	E BOARD OF DIRECTORS

Dated: April 30, 2002

SALIX PHARMACEUTICALS, LTD.

Proxy for 2002 Annual Meeting of Stockholders

This Proxy is Solicited on Behalf of the Board of Directors

The undersigned stockholder of Salix Pharmaceuticals, Ltd., a Delaware corporation, hereby acknowledges receipt of the Notice of Annual Meeting of Stockholders and Proxy Statement, each dated April 30, 2002, and hereby appoints Robert P. Ruscher and Adam C. Derbyshire and each of them proxies and attorneys-in-fact, with full power to each of substitution, on behalf and in the name of the undersigned, to represent the undersigned at the 2002 annual meeting of stockholders of Salix Pharmaceuticals, Ltd., to be held on Wednesday, June 12, 2002 at 10:00 a.m., local time, at the offices of Salix, located at 8540 Colonnade Center Drive, Suite 501, Raleigh, North Carolina and any adjournment(s) thereof, and to vote all common stock which the undersigned would be entitled to vote if then and there personally present, on the matters set forth on the reverse side.

1.	Election of directors:

Nominees: John F. Chappell; Thomas W. D’Alonzo; Richard A. Franco, R.Ph.; Randy W. Hamilton; and Robert P. Ruscher

☐	FOR all nominees listed above (except as marked to the contrary below)

☐	WITHHOLD AUTHORITY to vote for all nominees listed above

             ———————————————————————————————

INSTRUCTION: To withhold authority to vote for any individual nominee, write that nominee(s) name(s) on the line above.

2.	Proposal to approve the amendment of our Certificate of Incorporation to increase the number of shares of common stock authorized for issuance thereunder from 40,000,000 to 80,000,000.

☐ FOR             ☐ AGAINST            ☐ ABSTAIN

3.	Proposal to amend our 1996 Stock Option Plan to increase the number of shares of common stock reserved for issuance thereunder from 4,500,000 to 5,500,000.

☐ FOR             ☐ AGAINST            ☐ ABSTAIN

4.	Proposal to ratify the appointment of Ernst & Young LLP as our independent auditors for the fiscal year ending December 31, 2002.

☐ FOR            ☐ AGAINST            ☐ ABSTAIN

In their discretion, the proxies are authorized to vote upon such other matter(s) which may properly come before the meeting and at any adjournment(s) thereof.

MARK HERE FOR ADDRESS CHANGE AND NOTE BELOW ☐

THIS PROXY WILL BE VOTED AS DIRECTED OR, IF NO DIRECTION IS INDICATED, WILL BE VOTED (1) FOR THE LISTED NOMINEES IN THE ELECTION OF DIRECTORS, (2) FOR THE AMENDMENT OF THE CERTIFICATE OF INCORPORATION, (3) FOR THE AMENDMENT OF THE 1996 STOCK PLAN, AND (4) FOR THE RATIFICATION OF THE APPOINTMENT OF ERNST & YOUNG LLP AS INDEPENDENT AUDITORS FOR THE 2002 FISCAL YEAR.

Both of such attorneys or substitutes (if both are present and acting at said meeting or any adjournment(s) thereof, or, if only one shall be present and acting, then that one) shall have and may exercise all of the powers of said attorneys-in-fact hereunder.

Dated:

Signature

Signature

(This proxy should be marked, dated, signed by the stockholder(s) exactly as his or her name appears hereon, and returned promptly in the enclosed envelope. Persons signing in a fiduciary capacity should so indicate. If shares are held by joint tenants or as community property, both should sign.)